UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 25, 2011

AMERICAN STRATEGIC MINERALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-171214	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Turnberry Drive, Wilmslow, Cheshire		K92QW
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 44-161-884-0149

VERVE VENTURES, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 25, 2011, the board of directors of American Strategic Minerals Corporation f/k/a Verve Ventures, Inc. (the “Company”) approved the amendment and restatement of our Bylaws (the "Restated Bylaws") in order to, among other things, include revised provisions relating to board and stockholder meetings and indemnification of officers and directors.

Only November 25, 2011, our board of directors approved an Amended and Restated Articles of Incorporation ("Restated Charter") of the Company to authorize (i) the change of the name of the Company to “American Strategic Minerals Corporation” from “Verve Ventures, Inc.,” (ii) increase the authorized capital stock of the Company to 250,000,000 shares, consisting of 200,000,000 shares of common stock and 50,000,000 shares of “Blank Check” Preferred Stock, and (iii) change the par value of the capital stock of the Company to $0.0001 per share from $0.001 per share.

On December 7, 2011, we filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Nevada in order to change our name to “American Strategic Minerals Corporation” from “Verve Ventures, Inc.”   Our name change will be effective for our principal market, the over the counter bulletin board, upon approval by the Financial Industry Regulatory Authority (FINRA) at which time a new trading symbol will also become effective.  In connection with the foregoing, we are exploring additional business opportunities.  As a result, our historical business may be discontinued due to the reevaluation of our business, among other reasons.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Amended and Restated Articles of Incorporation filed as Exhibit 3.1 hereto, and (ii) the Amended and Restated Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 25, 2011, holders of approximately 53% of the outstanding common stock of the Company voted in favor of the adoption of the Restated Bylaws and Restated Charter, as described in Item 5.03 herein.

Item 8.01	Other Events.

On November 25, 2011, our board of directors authorized a dividend, whereby an additional 0.362612612 shares of common stock, par value $0.0001 per share, will be issued on each one share of common stock outstanding on December 9, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 9, 2011

American Strategic Minerals Corporation

By:	/s/ Leslie Clitheroe
Name: Leslie Clitheroe
Title: Chief Executive Officer